Exhibit 10.8

SEVENTH AMENDMENT TO AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of June 18, 2004 (this “Amendment”), is entered into among AMPHENOL FUNDING CORP., a Delaware corporation (the “Seller”), AMPHENOL CORPORATION, a Delaware corporation (“Amphenol”), FAIRWAY FINANCE COMPANY, LLC (as successor to Pooled Accounts Receivable Capital Corporation), a Delaware limited liability company (the “Purchaser”), and HARRIS NESBITT CORP. (formerly, Nesbitt Burns Securities, Inc.), a Delaware corporation, as the agent for the Purchaser (in such capacity, the “Agent”).

RECITALS:

WHEREAS, the Seller, Amphenol, the Purchaser and the Agent are parties to the Amended and Restated Receivables Purchase Agreement dated as of May 19, 1997 (as amended through the date hereof, the “Agreement”); and

WHEREAS, the parties hereto desire to further amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Defined Terms.  Capitalized terms used but not defined herein have the meaning set forth in the Agreement and Appendix A thereto. In addition, the following terms have the following respective meanings:

2.             Amendments.

(a)           Section 1.05(a) of the Agreement is hereby amended by deleting the date “July 16, 2004” therein and substituting the date “May 18, 2007” therefor.

(b)           Section 11.01 of the Agreement is hereby amended by deleting the phrase “consent of the Agent” therein and substituting the phrase “consent of the Agent (such consent not to be unreasonably withheld)” therefor.

(c)           Clause (iii) of the definition of “Defaulted Receivable” set forth in Appendix A to the Agreement is hereby amended and restated in its entirety as follows:

(iii) [Intentionally Omitted]

(d)           Clause (iii) of the definition of “Eligible Receivable” set forth in Appendix A to the Agreement is hereby amended and restated in its entirety as follows:

(iii) the Obligor of which (A) is a United States resident (except pursuant to clause (xiii)), (B) is not an Affiliate of Seller, any Originator or any other

Amphenol Person and (C) is not a government or a governmental subdivision or agency; provided, however, if the Obligor of a Receivable is a United States government or a United States governmental subdivision or agency, such Receivable shall be deemed to satisfy the requirements of this clause (C) to the extent that the sum of the Unpaid Balance of such Receivable when added to the Unpaid Balance of all other Receivables the Obligor of which is a United States government or a United States governmental subdivision or agency does not exceed 5% of the Purchase Limit at such time, as determined without giving effect to this proviso;

(e)           Clause (xiii) of the definition of “Eligible Receivable” set forth in Appendix A to the Agreement is hereby amended and restated in its entirety as follows:

(xiii) the Obligor of which Receivable is not a United States resident if: (A) the Unpaid Balance of such Receivable, when added to the Unpaid Balance of all other Receivables (other than Receivables described in clauses (B) and (C) below) of all Obligors that are not United States residents, does not exceed 7.0% of the Purchase Limit, (B) such Receivable is backed by an irrevocable letter of credit issued by a bank or financial institution that is rated at least “A” by S&P and “A2” by Moody’s (a “Rated L/C Bank”), provided, that the Unpaid Balance of any such Receivable when added to the Unpaid Balance of all other Receivables backed by such Rated L/C Bank does not exceed 3% of the Purchase Limit or (C) such Obligor is a resident of a country whose sovereign rating is at least “AA” and “A-1” by S&P and “Aa2” and “P-1” by Moody’s; provided, that the Unpaid Balance of such Receivable when added to the Unpaid Balance of all other Receivables of such Obligor does not exceed 2% of the Purchase Limit, provided further, that the Unpaid Balance of such Receivable when added to the Unpaid Balance of all other Receivables of Obligors which are residents of any country with a sovereign rating as set forth in this clause (C) shall not exceed 17% of the Purchase Limit;

(f)            Clause (xvi) of the definition of “Eligible Receivable” set forth in Appendix A to the Agreement is hereby amended by (i) deleting the percentage “10%” therein and substituting the percentage “12%” therefor and (ii) deleting period at the end thereof and substituting the phrase “; and” therefor.

(g)           A new clause (xvii) is hereby added to the definition of “Eligible Receivable” set forth in Appendix A to the Agreement, to be and to read as follows:

(xvii) as to which no payments have been extended, or the terms of payment thereof rewritten (unless consented to by the Agent).

(h)           Appendix A is hereby amended by adding the following definition where alphabetically appropriate:

“Rated L/C Bank” has the meaning set forth in clause (xiii) of the definition of “Eligible Receivable” set forth in this Appendix A.

(i)            The definition of “Net Portfolio Balance” set forth in Appendix A to the Agreement is hereby amended and restated in its entirety as follows:

“Net Portfolio Balance” means, at any time, the Unpaid Balance of the Eligible Receivables in the Portfolio at such time, as reduced by the sum of the aggregate amount by which the Unpaid Balance of all Portfolio Receivables of each Obligor exceeds the Concentration Limit for such Obligor at such time. For purposes hereof, “Concentration Limit” for any Obligor means at any time the greater of (x) the Special Concentration Limit for such Obligor and (y) 3.5% of the Purchase Limit at such time so long as such Obligor is rated “Baa2” or higher by Moody’s and “BBB” or higher by S&P, and if not so rated, 3.0% of the Purchase Limit at such time. “Special Concentration Limit” for any Obligor means the amount designated as such by the Agent in a writing delivered to Seller (and approved by S&P and Moody’s); provided, however, until the Agent shall otherwise notify Seller in writing, the Special Concentration Limit for each of (a) Cap Stone, Inc. (so long as its subordinated debt is rated at least “Ba3” by Moody’s), Powell Electronics Corp. and Newark Electronics, Inc. shall be 3.5% and (b) Avnet, Inc. (so long as its senior unsecured debt is rated at least “Ba2” by Moody’s and at least “BBB-” by S&P), Dell, Inc. (so long as its senior unsecured debt is rated at least “A3” by Moody’s and at least “A-” by S&P) and Raytheon Company (so long as its senior unsecured debt is rated at least “Baa3” by Moody’s and at least “BBB-” by S&P) shall be 4%; and provided, further, it being understood and agreed that the Agent, in setting any Special Concentration Limit for any Obligor, shall be entitled to consider, among other things, the credit exposure of Purchaser and the Banks to such Obligor arising in connection with this Agreement and other agreements to which Purchaser is a party. In the case of any Obligor which is an Affiliate of any other Obligor (an “Affiliated Obligor”), the Concentration Limit, the Special Concentration Limit and the Receivables related thereto shall be calculated as if such Obligor and such Affiliated Obligor were one Obligor.

(j)            Clause (b) of the definition of “Regulatory Change” set forth in Appendix A to the Agreement is hereby amended by deleting the period at the end thereof and substituting the phrase “; or” therefor.

(k)           A new clause (c) and a new concluding paragraph are hereby added to the definition of “Regulatory Change” set forth in Appendix A to the Agreement:

(c)           the issuance, publication or release of any regulation, interpretation, directive, requirement or request of a type described in clause (a)(ii) above to the effect that the obligations of any liquidity bank under the Liquidity Agreement are not entitled to be included in the zero percent category of off-balance sheet assets for purposes of any risk-weighted capital guidelines applicable to such liquidity provider or any related Affected Party.

For the avoidance of doubt, any interpretation of Account Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute a Regulatory Change.

3.             Representations and Warranties. Each of the Seller (as to itself) and Amphenol (as to itself and with respect to each other Originator) hereby represents and warrants to the Purchaser and the Agent as follows:

(a)           Representations and Warranties. The representations and warranties contained in Sections 6.01 and 6.02 of the Agreement are true and correct as of the date hereof.

(b)           Enforceability. The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part. The Agreement (as amended hereby) is its valid and legally binding obligations, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)           No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

4.             Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement,” “hereof,” “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

5.             Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Agent of the following, in form and substance reasonably satisfactory to the Agent:

(a)           an original of this Amendment and the First Amendment, dated as of the date hereof, to the Purchase and Sale Agreement and all other documents, agreements and instruments contemplated hereby or thereby, in each case duly executed and delivered by each of the parties hereto or thereto;

(b)           evidence of the payment of (1) the $127,500 balance of the “Amendment Fee” (as set forth in the Fee Letter) and (ii) all invoiced costs and expenses of the Purchaser, the Agent and their respective Affiliates (including, without limitation, the reasonable fees and expenses of counsel) pursuant to Section 14.06(a)(i) of the Agreement;

(c)           evidence in form and substance satisfactory to the Agent of financing statements (Form UCC-1), to be filed as of the date hereof, as may be necessary or desirable, in the opinion of the Agent, under the UCC of all appropriate jurisdictions to perfect Purchaser’s interests in all Participations in which an interest may be assigned to it or otherwise created or arising under the Agreement;

(d) Favorable opinions from:

(i) Pillsbury Winthrop LLP, counsel to Amphenol (as the Servicer), the Seller and the Originators; and

(ii) Edward C. Wetmore, General Counsel of Amphenol (as the Servicer), the Seller and the Originators;

(d)           written confirmation from each rating agency rating the Purchaser’s Commercial Paper Notes to the effect that this Amendment will not result in a downgrade or withdrawal of the rating of such Commercial Paper Notes;

(e)           a Periodic Report as of May 31, 2004; and

(f)            such other information, documents and opinions as the Agent shall reasonably request.

6.             Condition Subsequent.  On or prior to thirty (30) days after the date hereof, Amphenol shall provide the Agent with duly executed copies of any additional Lock-box Agreements (in each case in form and substance reasonably satisfactory to the Agent) with each of the additional Lock-box Banks with respect to those certain additional originators being added pursuant to the First Amendment, dated as of the date hereof, to the Purchase and Sale Agreement.  The failure to deliver such Lock-box Agreements by such date shall constitute a Termination Event under the Agreement.

7.             Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

8.             Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

9.             Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AMPHENOL FUNDING CORP.

By:
Name:
Title:

AMPHENOL CORPORATION

By:
Name:
Title:

S-1

FAIRWAY FINANCE COMPANY, LLC,
as Purchaser

By:
Name:
Title:

HARRIS NESBITT CORP., as Agent

By:
Name:
Title:

By:
Name:
Title:

S-2